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                                   7961 SHAFFER PARKWAY
                                   SUITE 5
[VISTA GOLD CORP. LOGO]            LITTLETON, COLORADO 80127
                                   TELEPHONE (720) 981-1185
                                   FAX  (720) 981-1186


                                        Trading Symbol:  VGZ
                                        Toronto and American Stock Exchanges

-------------------------------------------------------  N E W S  --------------

VISTA GOLD CORP. ANNOUNCES COMPLETION OF RESOURCE STUDY FOR THE LONG VALLEY PROJECT AND INTENT TO PROCEED WITH PURCHASE

DENVER, COLORADO JANUARY 23, 2003 - Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce that it has completed its due diligence review of the Long Valley gold project, and will proceed with the purchase, as outlined in the Corporation's press release of November 20th. The project, comprised of 95 claims covering 1,800 acres, is located in Mono County, 30 miles northwest of Bishop, California. It is being acquired under a purchase option agreement with Standard Industrial Metals, Inc. The aggregate purchase price of $750,000 would be paid in annual installments over a five-year period ending January 2007.

Due diligence included completion of a resource study following Canadian National Instrument 43-101 standards. The resource study was performed by Mine Development Associates of Reno, Nevada, an independent consulting firm, under the supervision of Mr. Neil Prenn, P. Eng., Qualified Person. Resources were calculated using industry-standard block modeling software. Based on the study, geological resources (1) above a 0.010 opt cut-off are:

     ---------------------------------------------------------------------------
                                          Short Tons     Gold Grade    Contained
                                                         Troy oz/ton     Ounces
                                                            (opt)
     ---------------------------------------------------------------------------
     MEASURED AND INDICATED (2)
     ---------------------------------------------------------------------------
     Oxide resources                      36,073,000        0.018       660,800
     ---------------------------------------------------------------------------
     Sulfide resources                    32,203,000        0.017       550,400
                                          ----------                   ---------
     ---------------------------------------------------------------------------
       Total measured and indicated       68,276,000        0.018      1,211,200
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     INFERRED (3)
     ---------------------------------------------------------------------------
     Oxide resources                      11,540,000        0.019        219,400
     ---------------------------------------------------------------------------
     Sulfide resources                    21,374,000        0.016        352,100
                                          ----------                   ---------
     ---------------------------------------------------------------------------
       Total inferred                     32,914,000        0.017        571,500
     ---------------------------------------------------------------------------
     Oxidation of the mineralization extends to depths of 250 feet from surface. The oxidized material forms about 55% of the measured and indicated resource and 38% of the inferred resource.

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(1)  Mineral resources which are not mineable reserves do not have demonstrated economic viability.

(2)  CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF INDICATED
     RESOURCES: This table uses the terms "measured and indicated resources". We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. INVESTORS ARE CAUTIONED NOT TO ASSUME THAT ANY PART OR ALL OF MINERAL DEPOSITS IN THIS CATEGORY WILL EVER BE CONVERTED INTO RESERVES.

(3)  CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF INFERRED
     RESOURCES: This table uses the term "inferred resources". We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility or other economic study. U.S. INVESTORS ARE CAUTIONED NOT TO ASSUME THAT ANY PART OR ALL OF AN INFERRED RESOURCE EXISTS OR IS ECONOMICALLY OR LEGALLY MINABLE.


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Resources were calculated using data from 816 reverse circulation and 20 diamond drill holes, totaling 262,315 feet. Drill spacing averages 120 feet. The bulk of the drilling was performed by Royal Gold, Battle Mountain Gold and Amax Gold, between 1990 and 1997. Standard sampling and assaying, quality control and surveying procedures were applied.

Gold mineralization forms two large flat-lying "blankets", from surface to depths of up to 500 feet. The Hilton Creek zone is approximately 8,000 feet by 1,200 feet in plan view, and the Southeast zone is approximately 5,000 feet by 1,000 feet. Mineralization is open to the east, north and south as well as at depth. In addition to the presently defined resource, there is extensive historical exploration data, suggesting significant exploration potential.




The statements that are not historical facts are forward-looking statements involving known and unknown risks and uncertainties that could cause actual results to vary materially from targeted results. Such risks and uncertainties include those described from time to time in the Corporation's periodic reports, including the annual report on Form 10-KSB, as amended, filed with the U.S. Securities and Exchange Commission. The Corporation assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Jock McGregor or Jack Engele at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com
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